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                                                                    EXHIBIT 23.4

                       Consent of Independent Accountants


         We hereby consent to the incorporation by reference in this Amendment No. 2 to Registration Statement on Form S-4 of our report dated September 7, 2001 relating to the combined financial statements of the Gas Compression Business of Schlumberger Limited, which appears in the Current Report on Form 8-K/A of Hanover Compressor Company dated November 9, 2001. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP

Houston, Texas
November 25, 2002